EXLEY Updates iOS App, Advances Towards Version 2.0

MIAMI, FL – March 28, 2014 – EXLEY, the lifestyle and celebrity news channel from EXLEY Media Inc., a subsidiary of QUINT Media Inc. (OTCQB: QUNI), today announced the release of an update to its iOS application, as work on the roadmap to EXLEY 2.0 continues. The new release includes a news flash feature, which is engineered to offer push notifications for breaking stories, as well as performance enhancements, with improved speed that will be most noticeable to frequent “power users.”

“We are always seeking ways to improve the user experience and our team is excited to make these improvements available ahead of our 2.0 release, which is expected to include additional features designed to transform the way consumers engage with online content,” said Tino Dietrich, CEO of EXLEY Media. “EXLEY’s latest statistics reveal that we are engaging tens of thousands of users with our celebrity content curation and social media marketing. I believe many are becoming quickly addicted to EXLEY’s content and envision a continual migration from more traditional lifestyle and entertainment portals.”

EXLEY’s news flash feature is a simple way for users to receive news as it breaks. These push notifications, combining breaking scoops and stories from EXLEY content contributors around the world, are expected to drive return visits to EXLEY and generate significant additional user engagement.

Redesigned backend functionality offers faster speed and better performance, with noticeably improved response times across various views in the app to help improve the overall user experience. EXLEY believes these tweaks will be most applauded by its growing base of fanatical regulars, eliminating unnecessary seconds they had spent posting or engaging with content.

The updated EXLEY iOS application is available via the iTunes App Store. EXLEY is also available through Google Play, any mobile browser on smartphones and tablets, and via desktop and laptops at www.GetExley.com.

About EXLEY Media Inc.

EXLEY Media Inc., a subsidiary of QUINT Media Inc., is the owner and operator of EXLEY (www.GetExley.com). EXLEY is a mobile application designed to fit the world’s largest newsroom in the palm of your hand. With it, anyone is enabled to become an influential social columnist or media giant by creating and sharing digital scoops. Audiences can easily discover and then consume this content in 30 seconds or less. Followers, friends and likes are deemphasized – instead, EXLEY is all about you, your interests and location.

About QUINT Media Inc.

QUINT Media Inc. (www.quintmediainc.com) is a digital media company founded to connect people with content relating to their passions, interests, and each other. Supported by proprietary technology and a team of international experts, QUINT is working to lead the digital content shift and monetize its traffic and user activity. QUINT is a publicly traded corporation quoted as QUNI.

Forward-Looking Statements

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